MarketWise, Inc. Reports Preliminary Selected Unaudited First Quarter Results with Paid Subscribers Returning to Growth in First Quarter 2026; Billings Increased Approximately 15% year-over-year to Approximately $81 million; Affirms FY 2026 Guidance, Including Dividend Target to Class A Shareholders of $1.80 per Share.

BALTIMORE, MD -- (GLOBE NEWSWIRE)—MarketWise, Inc. (NASDAQ: MKTW) is a leading multi-brand digital subscription services platform that provides premium financial research, software, education, and tools for self-directed investors, today reported preliminary selected unaudited financial and operational updates for first quarter 2026 below. Consistent with past practice, we are providing investors with selected information in advance of issuing our first quarter 2026 earnings press release, which we expect to release on May 7, 2026.
The selected unaudited results in this press release are preliminary and subject to the Company’s normal quarterly accounting procedures and external review by the Company’s independent registered public accounting firm. Therefore, these preliminary unaudited results are subject to adjustment. In addition, these preliminary unaudited results are not a comprehensive statement of the Company’s financial results and should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles.
Q1 2026 Preliminary Selected Unaudited Financial and Operational Updates:
▪Paid Subscribers returned to growth in first quarter 2026 following stabilization in the second half of 2025, reflecting improved customer acquisition and retention.
▪Paid subscribers were 381 thousand at March 31, 2026, compared to 374 thousand at December 31, 2025. Active Free subscribers were 2.0 million at March 31, 2026.
▪Billings for first quarter totaled approximately $81 million, representing a 15% year over year increase, and the highest quarterly Billings since 2023.
▪Affirmed FY 2026 Guidance for Billings ($300 million) and Cash for Operating Activities ($50 million).
▪Cash and cash equivalents balances remained strong at $53 million at March 31, 2026 compared to $70 million at December 31, 2025 and $51 million at September 30, 2025. Note that the first quarter is historically the highest cash use quarter of each year due to the timing of marketing efforts, tax distributions, and working capital items.
▪Dividends paid to Class A Shareholders during the quarter were $0.45 per share. No change to full year dividend target of $1.80 per share.
"We are pleased with the momentum we are seeing in our business with 15% Billings growth to start 2026, which is a continuation of the growth we saw in 2025" said Dr. David Eifrig, Chief Executive Officer of MarketWise. "Further, the return to paid subscriber growth reflects the work our teams have done to sharpen our marketing execution, enhance our product offerings, and re-engage our audience, while maintaining pricing discipline. The 15% year-over-year increase in Billings to approximately $81 million demonstrates real top-of-funnel momentum, and as a leading indicator, gives us increased visibility into future revenue recognition. We look forward to providing a full discussion of our Q1 2026 financial results in the weeks ahead."
Selected Operational and Financial Supplemental Information
We are providing the additional information below to provide further context on results and trends.

Billings
Q1 2026 Billings represents amounts invoiced to customers and increased 15% year over year and 3% sequentially, to approximately $81M. The increased Billings, which represents the highest total since 2023, was the result of our marketing efforts in the quarter which yielded a significant cohort of new subscribers combined with strong revenue retention from existing subscribers. The chart below illustrates Billings trends over the last several quarters and demonstrates the sustained recovery in Billings since the low mark in 3Q 2024.

Balance Sheet and Capital Structure
As of March 31, 2026, the Company holds cash and cash equivalents of $53 million, compared to $70.1 million at December 31, 2025 and $50.5 million as of September 30, 2025. Note that the first quarter is historically the highest cash use quarter of each year due to the timing of marketing efforts, tax distributions, and working capital items.
As previously disclosed, for FY 2026, we expect tax distributions to decline significantly, at approximately $35 million, or nearly $15 million lower than FY 2025. Similar to the tax distribution payments in FY 2025, we expect FY 2026 tax distributions to be higher in the first half of the year and lower in the second half. As such, due to the timing of tax distribution payments and the higher working capital needs in the first part of each year, we expect overall cash balances to decline in the first half of 2026 before increasing in the second half of 2026.
MarketWise Inc.’s Class A common stock trades on the Nasdaq Global Market under the symbol "MKTW." As of March 31, 2026, the Company had 2,537,037 Class A common shares and 13,612,641 Class B common shares issued and outstanding, totaling 16,149,678 Class A and Class B common shares.
When determining the market capitalization or equity value of the Company, we believe it is appropriate to include the total of the Class A and Class B common shares. Net Income attributable to noncontrolling interests on Condensed Consolidated Statements of Operations is primarily associated with these Class B shares and is a result of our corporate structure.
Upcoming Events
The Company plans to report full and audited results for the first quarter ended March 31, 2026 on May 7, 2026.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the financial position, business strategy, and the plans and objectives of management for future operations of MarketWise. These forward-looking statements generally are identified by the words “estimate,” “believe,” “project,” “expect,” “anticipate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: our ability to attract new subscribers and to persuade existing subscribers to renew their subscription agreements with us and to purchase additional products and services from us; our ability to adequately market our products and services, and to develop additional products and product offerings; our ability to manage our growth effectively, including through acquisitions; failure to maintain and protect our reputation for trustworthiness and independence; our ability to attract, develop, and retain capable management, editors, and other key personnel; our ability to grow market share in our existing markets or any new markets we may enter; adverse or weakened conditions in the financial sector, global financial markets, and global economy; current macroeconomic events, including heightened inflation, rise in interest rates and the potential for an economic recession; failure to comply with laws and regulations or other regulatory action or investigations, including the Advisers Act; our ability to respond to and adapt to changes in technology and consumer behavior; failure to successfully identify and integrate acquisitions, or dispose of assets and businesses; our public securities’ potential liquidity and trading; the impact of the regulatory environment and complexities with compliance related to such environment; our future capital needs; our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting; and other factors beyond our control.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.
Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.
MarketWise Investor Relations Contact Information
Email: ir@marketwise.com
MarketWise Media Contact
Email: media@marketwise.com

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